EXHIBIT 10.35

SECOND AMENDMENT TO LEASE

     This Second Amendment to Lease Agreement (“Second Amendment”) is to be effective April 15, 2004 (“Effective Date”), by and between LaSALLE BANK, N.A. (formerly known as LaSalle National Bank), as Trustee for the Certificateholders Under the Pooling and Servicing Agreement, dated as of November 27, 1998 “Landlord” and MYOGEN, INC., (“Tenant”). The Tenant and Landlord may be referred to herein as the “Parties” and either one of them may be referred to herein as a “Party.”

RECITALS

     A. Church Ranch Business Center, LLC, a Colorado limited liability company, as landlord (“Original Landlord”) and Tenant entered into that certain Lease Agreement dated January 1, 2002 (which together with the First Amendment described below shall be referred to herein as the “Lease”), for the lease of space designated as Suites 102-107, Building 1, and Suites 209-212, Building 2, totaling approximately 22,040 gross square feet, in the Church Ranch Business Center, 7575-7577 West 103rd Avenue, Westminster, Colorado, 80021 (the “Project”).

     B. Sevo Miller, Inc., as receiver “Receiver” by that certain Order Appointing Receiver dated June 16, 2003, and Tenant entered into that certain First Amendment to Lease dated December 2, 2003, to amend the Lease and add Suite 213, Building 2 (“Additional Space”) to the definition of the Property.

     C. The Landlord is the successor in interest to the Original Landlord.

     D. The Tenant has requested the Landlord to enter into a lease for an additional 9,734 square feet of space at the Project known as Suite 109, Building 1 (“Second Additional Space”) and Tenant and Landlord have agreed to amend the terms of the Lease to permit Tenant to lease the Second Additional Space.

     In consideration of the mutual agreements set forth herein, the Landlord and Tenant agree that the Lease will be amended as follows:

     1. Property. As of the Effective Date hereof, the definition of the “Property,” as defined in Section 1.04 of the Lease is amended to include the Second Additional Space. The Second Additional Space is depicted on Exhibit A to this Second Amendment. Except as set forth herein, the Property shall be deemed to include the Second Additional Space for all purposes under the Lease.

     2. Term. The definition of “Lease Term” as set forth in Section 1.05 shall be applicable to the Second Additional Space and, therefore, shall end on February 28, 2007. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that Tenant’s rights pursuant to Section 5 of Exhibit A to the Lease shall apply to the Second Additional Space.

     3. Base Rent. The Base Rent as described in Section 1.12 (a) of the Lease, for the Second Additional Space shall be the fixed amount of $5,880.96 per month (based upon a rate of $7.25 per foot times 9,734 square feet). Tenant acknowledges that the rate for the Second Additional Space is less than the Additional Space because the rear portion of the Second Additional Space is totally unfinished. Tenant’s obligation to pay Base Rent for the Second Additional Space shall commence April 15, 2004, and shall continue through the end of the Lease Term. The initial Base Rent payment for the Second Additional Space shall be due and payable on or before April 25, 2004.

     4. Other Periodic Payments. As of the Effective Date hereof, Tenant’s pro rata share as calculated in Section 4.05(e) of the Lease and as set forth in Section 12(b) of the Lease shall be increased to 30.01% (= (28,242 + 9,734)/126,550).

     5. Acceptance of Second Additional Space. The taking of possession of the Second Additional Space shall be deemed an acceptance of the same by Tenant in its “AS IS” condition without any obligation whatsoever on the part of the Landlord to repair, remodel, reconstruct or modify the Second Additional Space for Tenant. THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SECOND ADDITIONAL SPACE, OR OF ANY OTHER KIND ARISING OUT OF THIS SECOND AMENDMENT, AND THERE ARE NO WARRANTIES WITH RESPECT TO THE SECOND ADDITIONAL SPACE THAT EXTEND BEYOND THOSE EXPRESSLY STATED IN THIS SECOND AMENDMENT.

     6. Use and Rights. Landlord and Tenant acknowledge and agree that (i) Tenant shall be entitled to operate in the Second Additional Space in the same manner as is permitted for all or any portion of the original Property under the Lease, and (ii) any and all rights that Tenant has with respect to all or any portion of the original Property shall apply to the Second Additional Space. Notwithstanding the foregoing or any other provision of the Lease, Tenant will not be required to remove the tenant improvements which Tenant installs or constructs in the Premises, provided that Tenant shall be required to remove all of Tenant’s equipment, supplies, furniture, hazardous materials, inventory, appliances and other easily movable property, and leave the premises in a “broom clean condition.”

     7. Construction of Improvements. Landlord hereby consents to Tenant’s build out of the Second Additional Space in accordance with the plans and specifications attached hereto as Exhibit A. Landlord hereby consents to Tenant’s contractor, GTC, and waives any provision in the Lease requiring Tenant to provide demolition and/or completion bonds.

     8. Counterparts. This Second Amendment may be executed in counterparts and the parties agree that facsimile signatures shall be sufficient to bind the parties to the terms hereof.

     9. Definitions and Ratification. Tenant acknowledges that Landlord is not in default under any term or provision set forth in the Lease as of the date of this Second Amendment. Capitalized terms in this Second Amendment which are not expressly defined herein shall have the meanings set forth in the Lease. Except as amended by this Second Amendment, the Lease is hereby ratified and confirmed.

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     The Landlord and Tenant have signed this Second Amendment to be effective the date first set forth above.

LANDLORD:

LaSALLE BANK, N.A. (formerly known as LaSalle National Bank), as Trustee for the Certificateholders Under the Pooling and Servicing Agreement, dated as of November 27, 1998

By:/s/Pat McEnta

Name: Pat McEnta
Title: Director, Portfolio Management

TENANT:

MYOGEN, INC.

By: /s/ J. William Freytag

Name: J. William Freytag
Title: President & CEO

Exhibit A

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